LIBERTY SILVER CLOSES ACQUISITION OF HI HO PROPERTY TO EXPAND TRINITY LAND PACKAGE

Toronto, ON — October 16, 2012: Liberty Silver Corp. (TSX: LSL, OTCBB: LBSV) ("Liberty Silver" or the “Company”) is pleased to announce that it has completed its transaction with Primus Resources, L.C. and a second property owner (collectively, “Primus”) to acquire approximately 100 acres located adjacent to the former Trinity Mine on the Company’s Trinity property in Nevada (the “Hi Ho Property”). The Hi Ho Property was the only acreage not controlled by Liberty Silver or its joint venture partner Renaissance Gold Inc. (“Renaissance”) on the Trinity land package.

“We are extremely pleased to have completed the transaction with Primus and appreciate their continued confidence,” stated Geoff Browne, Chairman and CEO of Liberty.

The Hi Ho Property completes the land package controlled by Liberty Silver and Renaissance. The joint venture comprises over 10,500 acres of contiguous land in an historic Nevada mining district, which includes the Trinity Mine and several other exploration targets. US Borax operated the Trinity Mine from 1988 to 1989, where it produced over 5 million ounces of silver. Operations at the mine were suspended when silver prices declined to less than $5/oz in the late 1980’s. Based upon the drilling results available to the Company from the US Borax drill programs on the Hi Ho Property, it is expected that the inclusion of the Hi Ho Property has the potential to substantially increase the estimated silver resource in the Trinity Mine pit area (please see the Company’s December 2011 NI 43 101 resource estimate).  The Company is also currently evaluating the internal data in conjunction with its recent drilling and geophysical data to determine future drilling targets. The data will be used to update the Company’s current NI 43-101 report and will be utilized as part of the previously announced scoping study, which is being completed in connection with the Company’s proposal to put the Trinity Mine back into production.

Richard Bedell, President and CEO of Renaissance comments, “The addition of the Hi Ho Property completes the Trinity land package and significantly increases the size of the potential resource given its close proximity to the existing pit and the historic drilling and assay data that Liberty has analyzed. We are extremely pleased with the progress that Liberty has made on the exploration and development of Trinity. Their approach has been professional, and we are very comfortable with their entire team and the assessment of the property’s potential. Trinity is one of the marquee properties in our portfolio and we remain very confident in Liberty’s ability to advance the project.  We are fully supportive of Liberty Silver’s management and its technical team.”

In closing the Hi Ho Property transaction, Liberty Silver paid cash consideration of US$250,000 plus transaction expenses, issued 2,583,333 Liberty Silver common shares (the “Liberty Silver Shares”) to Primus at a deemed value of US$1,860,000 (US$0.72 per share), and also granted

Primus a 2% net smelter royalty on future production from the Hi Ho Property. In addition, pursuant to a registration rights agreement between Liberty Silver and Primus, Liberty Silver will pay Primus additional consideration as follows:

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if a registration statement is declared effective by the United States Securities Exchange Commission in respect of the Liberty Silver Shares by March 1, 2013, Liberty Silver will issue an additional 277,778 Liberty Silver common shares to Primus, thereby increasing the total aggregate number of shares issued to  2,861,111 shares at a deemed value of US$2,060,000  (US$0.72 per share); or

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if a registration statement is not declared effective by the United States Securities Exchange Commission in respect of the Liberty Silver Shares by March 1, 2013, Liberty Silver will pay Primus US$200,000. As well, if the five-day weighted average trading price of Liberty Silver’s common shares on the Toronto Stock Exchange as of March 1, 2013 (the “Market Price”) exceeds US$0.72 per share, Liberty Silver will issue an additional number of Liberty Silver common shares to Primus equal to (a) 277,778 less (b) US$200,000 divided by the Market Price.

“We have closely monitored the progress that Liberty Silver has made since they began operations at Trinity last year,” stated Jim Marin of Primus. “They have a strong on the ground team, excellent board and management, supported by first class engineering and permitting consultants. We are very excited to be part of the project and look forward to their future success.”

“Liberty Silver is very pleased to have the vendors as significant shareholders and appreciate their recognition of the future potential of the combined properties,” added Mr. Browne.

The total consideration for the acquisition of the Hi Ho Property is being applied to Liberty Silver’s expenditure commitment under its earn-in agreement with Renaissance, pursuant to the applicable area of interest provisions. With the addition of the Hi Ho Property payment, Liberty Silver has contributed in excess of 85% of its required US$5,000,000 expenditure commitment to earn a 70% interest in the Trinity project. Pursuant to the terms of its earn-in agreement with Renaissance, Liberty Silver has until March 29, 2016 to incur the balance of its expenditure commitment and, in addition, produce a bankable feasibility study the following year.

“We continue to achieve each milestone set forth by our team,” concluded Mr. Browne. “This acquisition not only has the potential to increase our current resource and the potential economics to bring the Trinity Mine back into production, but also moves us very close to meeting our earn-in requirements. Although the past week has been challenging for the Company, the board and management of Liberty Silver remain fully committed to its future. Importantly and as previously stated, investors are reminded that they should only rely on official statements and releases issued by the Company for information regarding its activities.”

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and developing mineral properties located in North America. Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to production, developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base. The Trinity silver project, located in Pershing County, Nevada, is Liberty Silver’s flagship project.

Liberty Silver has the right to earn a joint venture interest in the 10,579 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Information on the Company is available on the Company’s website www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For Additional Information

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

This News Release includes certain "forward-looking statements". These statements are based on information currently available to Liberty Silver and Liberty Silver provides no assurance that actual results will meet management's expectations. Forward-looking statements include estimates and statements that Liberty Silver’s future plans, objectives or goals, including words to the effect that Liberty Silver or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as "believes", "anticipates", "expects", "estimates", "may", "could", "would", "will", or "plan". Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of Liberty Silver’s mineral properties, and Liberty Silver’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with Liberty Silver’s activities; and other matters discussed in this News Release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on Liberty Silver’s forward-looking statements. Liberty Silver does not undertake to update any forward-looking statement that may be made from time to time by Liberty Silver or on its behalf, except in accordance with applicable securities laws.